COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (this “Agreement”) is made as of May 4, 2018, by and among FUSION CONNECT, INC., f/k/a Fusion Telecommunications International, Inc., a Delaware corporation with its principal office at 420 Lexington Avenue, Suite 1718, New York, New York 10170 (the “Company”), and ___________________ (the “Purchaser”).

Recitals

A.           The Company has authorized the sale and issuance of _________ shares (the “Shares” or “Securities”) of the common stock of the Company, $0.01 par value per share (the “Common Stock”), to the Purchaser in a private placement (the “Offering”).

B.           Pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company the Shares on the terms and subject to the conditions set forth in this Agreement.

Terms and Conditions

Now, therefore, in consideration of the foregoing recitals and the mutual covenants and agreements contained herein, the parties, intending to be legally bound, do hereby agree as follows:

1.
Purchase of the Securities.

1.1           Agreement to Sell and Purchase. At the Closing (as hereinafter defined), the Company will issue and sell to the Purchaser, and the Purchaser will purchase from the Company, the Shares for an aggregate purchase price of $___________ (the “Purchase Price”) or $5.25 for each Share.

1.2           Closing; Closing Date. The completion of the sale and purchase of the Shares (the “Closing”) shall be held simultaneously with the execution of this Agreement, or at such other time as the Company and the Purchaser may agree (the “Closing Date”).

1.3           Delivery of the Shares. At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser a stock certificate or certificates, in such denominations and registered in such name(s) as the Purchaser may designate by notice to the Company, representing the Securities, or at the Purchaser’s request, a statement or other written evidence that the Securities issuable to the Purchaser have been issued and are held in book entry form at the Company’s transfer agent, in either case dated as of the Closing Date (each such certificate and each such book entry position are hereinafter referred to as a “Certificate”), against payment of the Purchase Price in cash in the form of a wire transfer, unless other means of payment shall have been agreed upon by the Purchaser and the Company.

2.
Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, after giving effect (unless otherwise specified below) to the consummation of the merger between Fusion BCHI Acquisition LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company, with Birch Communications Holdings, Inc. and the transactions related thereto being consummated substantially simultaneously with this Offering (the “Merger”):

2.1           Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, has been taken. The Company has the requisite corporate power to enter into this Agreement and carry out and perform its obligations under this Agreement. At the Closing, the Company will have the requisite corporate power to issue and sell the Securities. This Agreement has been duly authorized, executed and delivered by the Company and, upon due execution and delivery by the Purchaser, this Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

2.2           No Conflict with Other Instruments. The execution, delivery and performance of this Agreement, the issuance and sale of the Securities to be sold by the Company hereunder and the consummation of the actions contemplated by this Agreement will not (A) result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice: (i) any provision of the Company’s charter documents as in effect on the date hereof or at the Closing; (ii) any provision of any judgment, arbitration ruling, decree or order to which the Company or its subsidiaries are a party or by which they are bound; (iii) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, mortgage, indenture, deed of trust, loan agreement, joint venture or other agreement, instrument or commitment to which the Company or any subsidiary is a party or by which they or their respective properties are bound; or (iv) any statute, rule, law or governmental regulation or order applicable to the Company or any of its subsidiaries, except, in the case of (ii), (iii) and (iv) above, as would not reasonably be expected to have a Material Adverse Effect (as hereinafter defined); or (B) result in the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the properties or assets of the Company or any subsidiary or any acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any subsidiary are a party or by which they are bound or to which any of the property or assets of the Company or any subsidiary is subject. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the execution and delivery of this Agreement by the Company and the valid issuance or sale of the Securities by the Company pursuant to this Agreement, other than such as have been made or obtained and that remain in full force and effect, and except for the filing of a Form D or any filings required to be made under state securities laws.

2.3           Certificate of Incorporation; Bylaws. The Company has made available to the Purchaser true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Company, as in effect on the date hereof.

2.4           Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted. The Company and each of its subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would not reasonably be expected to have a material adverse effect on its or its subsidiaries’ business, financial condition, properties, operations, prospects or assets or its ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

2.5           SEC Filings; Financial Statements. As used herein, the “Company SEC Documents” means all reports, schedules, forms, statements and other documents filed or furnished, as applicable, by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, including the exhibits thereto and documents incorporated by reference therein. The Company has filed all SEC Documents as required on a timely basis and as of their respective filing dates during the 12 months preceding the date hereof; the Company SEC Documents since December 31, 2015 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder; and none of these Company SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading. The consolidated financial statements contained in the Company SEC Documents since December 31, 2017: (i) complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except in the case of unaudited statements as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations cash flows and the changes in shareholders’ equity of the Company and its subsidiaries for the periods covered thereby.

2.6           Capitalization. The authorized capital stock of the Company, consists of (i) 150,000,000 shares of Common Stock, of which (A) 76,583,701 shares were issued and outstanding as of the date of this Agreement, and (B) 8,526,403 shares were reserved for issuance upon the exercise or conversion, as the case may be, of outstanding options, warrants or other convertible securities as of the date of this Agreement, in each case, taking into account the reverse split of the Common Stock that was effected on the date hereof and acknowledging rounding adjustments for fractional split amounts; and (ii) 10,000,000 shares of preferred stock, of which 15,000 will be issued and outstanding as of the date of this Agreement. All issued and outstanding shares of capital stock have been duly authorized and validly issued, are fully paid and non-assessable, have been issued and sold in compliance with the registration requirements of the federal and state securities laws or the applicable statutes of limitation have expired, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except as set forth herein, in Schedule 2.6 or in the Company SEC Documents or as contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) relating to the Merger that is being consummated contemporaneously with this Offering, there are no (i) outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company or any subsidiary is a party and relating to the issuance or sale of any capital stock or convertible or exchangeable security of the Company or any subsidiary, other than 1,996,754 options granted to directors and employees of the Company and its subsidiaries pursuant to its 1998 Stock Option Plan, 2009 Stock Option Plan or the 2016 Equity Incentive Plan and 1,193,070 warrants that are issued and outstanding; or (ii) obligations of the Company to purchase redeem or otherwise acquire any of its outstanding capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as disclosed in the Company SEC Documents and as contemplated by (i) the Merger Agreement, (ii) the Company’s announced agreement to acquire, through a merger, a specified target company (the “Acquisition Agreement”), and (iii) the Company’s Series D preferred stock, there are no anti-dilution or price adjustment provisions, co-sale rights, registration rights, rights of first refusal or other similar rights contained in the terms governing any outstanding security of the Company that will be triggered by the issuance of the Securities and no person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company (other than the rights which have been granted (i) in connection with this Agreement, the Merger Agreement and the Acquisition Agreement).

2.7           Subsidiaries. Except as contemplated by the Merger Agreement and except as set forth in the Company SEC Documents, the Company does not presently own or control, directly or indirectly, and has no stock or other interest as owner or principal in, any other corporation or partnership, joint venture, association or other business venture or entity (each a “subsidiary”). Each subsidiary is duly incorporated or organized, validly existing and, if applicable to the jurisdiction, in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as now conducted. Each subsidiary is duly qualified to transact business and is in good standing in each jurisdiction, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. All of the outstanding capital stock or other securities of each subsidiary of the Company is owned, either directly or indirectly by the Company). Except for the liens granted under the terms of the First Lien Credit Facility (as defined below) and the Second Lien Credit Facility (as defined below), the capital stock or other securities of each US subsidiary of the Company is free and clear of any liens, claims or encumbrances.

2.8           Valid Issuance of Securities. The Securities are duly authorized and, when issued, sold and delivered and paid for in accordance with the terms hereof will be duly and validly authorized and issued, fully paid and non-assessable, free from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof; provided, however, that the Securities will be subject to restrictions on transfer under state and/or federal securities laws or as otherwise set forth herein. The issuance, sale and delivery of the Securities in accordance with the terms hereof will not be subject to preemptive rights of shareholders of the Company.

2.9           Offering. Assuming the accuracy of the representations of the Purchaser in Section 3.3 of this Agreement on the date hereof, the offer, issue and sale of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act and have been or will be registered or qualified (or are or will be exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of the issuance of the Securities to the Purchaser. Other than the Company SEC Documents, the Company has not distributed any offering materials in connection with the offering and sale of the Securities. The Company has not taken any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer, issuance or sale of the Securities within the provisions of Section 5 of the Securities Act, unless such offer, issuance or sale was or shall be within the exemptions of Section 4 of the Securities Act.

2.10           Litigation. Except as set forth in the Company SEC Documents or as set forth in Schedule 2.10, there is no litigation matter currently threatened against the Company or any of its subsidiaries that (a) if adversely determined would reasonably be expected to have a Material Adverse Effect or (b) would be required to be disclosed in the Company’s Annual Report on Form 10-K under the requirements of Item 103 of Regulation S-K. The foregoing includes, without limitation, any action, suit, proceeding or investigation, pending or threatened, that questions the validity of this Agreement or the right of the Company to enter into this Agreement and perform its obligations hereunder. Except as set forth in Schedule 2.10, neither the Company nor any subsidiary is subject to any injunction, judgment, decree or order of any court, regulatory body, arbitral panel, administrative agency, national securities exchange or other government body. To the Company’s knowledge, there is no proceeding or investigation by the Principal Market (as defined below) pending that could lead to a suspension of listing or trading of the Common Stock.

2.11           Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority on the part of the Company or any of its subsidiaries is required in connection with the consummation of the transactions contemplated by this Agreement, except for notices required or permitted to be filed with the Principal Market or certain state and federal securities commissions, which notices will be filed on a timely basis.

2.12           No Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by the Company, it being expressly acknowledged that any fees payable in connection with the consummation of the Merger substantially simultaneously with this Offering are not fees to any broker, finder, underwriter or placement agent for services in connection with this Offering.

2.13           Compliance. Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or Bylaws (or similar organizational documents). The Company and its subsidiaries, and their representatives, have been conducting their business in compliance with all applicable laws, rules and regulations of the jurisdictions in which they conduct business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect. Each of the Company and its subsidiaries has all necessary franchises, licenses, permits, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations would not reasonably be expected to have a Material Adverse Effect.

2.14           No Material Changes. Except as disclosed in the Company SEC Documents and except for the completion of the Merger and the entry by the Company into a $595 million first lien credit facilities (the “First Lien Credit Facility”) and the $85 million second lien credit facility (the “Second Lien Credit Facility”) and the various transactions contemplated by each of these credit facilities, since December 31, 2017, there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole. Since December 31, 2017, the Company has not declared or paid any dividend or distribution on its common stock.

2.15           Intellectual Property.

(a)           The Company and each of its subsidiaries has ownership or license or legal right to use, or can acquire on reasonable terms, all patent, copyright, trade secret, know-how trademark, trade name customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or such subsidiary (collectively “Intellectual Property”), except as such failure to own, license, use or acquire would not result in a Material Adverse Effect.

(b)           The Company and each of its subsidiaries has taken all reasonable steps required in accordance with sound business practice and business judgment to establish and preserve its ownership of all material Intellectual Property with respect to their products and technology.

(c)           To the knowledge of the Company, the present business, activities and products of the Company and its subsidiaries do not infringe any intellectual property of any other person, except or where such infringement would not have a Material Adverse Effect. Except as set forth in Schedule 2.15(c), no proceeding charging the Company or any of its subsidiaries with infringement of any adversely held Intellectual Property is currently pending. To the knowledge of the Company, no other person is infringing any rights of the Company or its subsidiaries to the Intellectual Property.

(d)           Except as set forth in Schedule 2.15(c), no proceedings are pending or, to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its subsidiaries to the use of the Intellectual Property. To the knowledge of the Company, the Company and each of its subsidiaries has the right to use, free and clear of material claims or rights of other persons, all of its customer lists, designs, computer software, systems, data compilations, and other information that are required for its products or its business as presently conducted. To the knowledge of the Company, neither the Company nor any of its subsidiaries is making unauthorized use of any confidential information or trade secrets of any person. The activities of any of the employees on behalf of the Company or of any of its subsidiaries do not violate any agreements or arrangements between such employees and third parties related to confidential information or trade secrets of third parties or that restrict any such employee’s engagement in business activity of any nature.

(e)           All material licenses or other agreements under which (i) the Company or any subsidiary employs rights in Intellectual Property, or (ii) the Company or any subsidiary has granted rights to others in Intellectual Property owned or licensed by the Company or any subsidiary are in full force and effect, and there is no default (and there exists no condition which, with the passage of time or otherwise, would constitute a default by the Company or such subsidiary) by the Company or any subsidiary of the Company with respect thereto.

2.16           Exchange Compliance. The Company’s common stock is registered pursuant to Section 12(b) of the Exchange Act, was immediately prior to the date hereof listed on The Nasdaq Capital Market and as of the date hereof is listed on The Nasdaq Global Market (the “Principal Market”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock (including the Shares) from the Principal Market. The Company is in compliance with all of the presently applicable requirements for continued listing of the Common Stock on the Principal Market. The issuance of the Securities does not require shareholder approval including, without limitation, pursuant to the rules and regulations of the Principal Market.

2.17           Form S-3 Eligibility. The Company is eligible to register the Shares for resale by the Purchaser using Form S-3 promulgated under the Securities Act.

2.18           Accountants. EisnerAmper LLP, who expressed their opinion with respect to the consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, to be incorporated by reference into the Registration Statement (as hereinafter defined) and the prospectus which forms a part thereof (the “Prospectus”), have advised the Company that they are, and to the knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder.

2.19           Taxes. The Company and each of its subsidiaries has filed all federal, state, local and foreign income and franchise tax returns and has paid all taxes shown as due thereon (except where the failure to file would not have a Material Adverse Effect). The Company has set aside on its books adequate provisions for payments of taxes as of its reporting period.

2.20           Insurance. The Company and each of its subsidiaries maintains and will continue to maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for its business, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

2.21           Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

2.22           Investment Company. The Company (including its subsidiaries) is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940 and will not be deemed an “investment company” as a result of the transactions contemplated by this Agreement.

2.23           Related Party Transactions. To the knowledge of the Company, no transaction has occurred between or among the Company or any of its affiliates (including, without limitation, any of its subsidiaries), officers or directors or any affiliate or affiliates of any such affiliate, officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act other than those transactions that have already been so disclosed in the SEC Documents and those transactions that are in connection with, or contemplated by, the Merger, the First Lien Credit Facility, the Second Lien Credit Facility and the Company’s sale of Series D preferred stock in connection with the Merger.

2.24           Books and Records. The books, records and accounts of the Company and its subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and its subsidiaries.

2.25           Disclosure Controls and Internal Controls.

(a)           The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; and (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the SEC.

(b)           The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. The Company is not aware of (i) any significant deficiency or material weakness in the design or operation of its internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s or any of its subsidiary’s internal controls.

(c)           Except as described in the Company SEC Documents, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities (in which the Company or its control persons have an equity interest) that may have a material current or future effect on the Company’s or any of its/subsidiary’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

2.26           No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

2.27           Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

2.28           Sarbanes-Oxley Act. The Company is in compliance in all material respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

2.29           Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement. The Company reasonably believes that its and its subsidiaries’ relations with its employees are good. Other than as disclosed in the Company’s Form 14F-1 filed with the SEC, no executive officer of the Company (as defined in Rule 501(f) of the Securities Act) has notified the Company that such officer intends to leave the Company or otherwise terminate such officer’s employment with the Company. To the knowledge of the Company, no executive officer of the Company is, or is expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company and each of its subsidiaries is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

2.30           No Manipulation; Disclosure of Information. The Company has not taken and will not take any action designed to or that might reasonably be expected to cause or result in an unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities. The Company confirms that, to its knowledge, with the exception of the proposed sale of Securities as contemplated herein (as to which the Company makes no representation under this Section 2.30) and information provided with respect to the Merger, the Acquisition Agreement, the First Lien Credit Facility, the Second Lien Credit Facility and the Company’s sale of Series D preferred stock in connection with the Merger, neither it nor any other person acting on its behalf has provided the Purchaser or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. All disclosures provided to the Purchaser regarding the Company, its business and the transactions noted in this Section 2.30 furnished by the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

2.31           Forward-Looking Information. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) made by the Company or any of its officers or directors contained in the SEC Documents, or made available to the public generally since December 31, 2017, has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.32           No Additional Agreements. Except for the issuance of common stock pursuant to the Merger Agreement and the Acquisition Agreement and the issuance of preferred stock listed on Schedule 2.6, the Company has no other agreements or understandings (including, without limitation, side letters) with any other person to purchase shares of its Common Stock on terms more favorable to such person than as set forth herein.

2.33           No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with SEC rules and guidance, and has conducted a factual inquiry, the nature and scope of which reflect reasonable care under the relevant facts and circumstances, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (“Disqualification Events”). To the Company’s knowledge, after conducting such sufficiently diligent factual inquiries, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Securities; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Securities (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

3.
Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as follows:

3.1           Legal Power. The Purchaser has the requisite power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing.

3.2           Due Execution. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally or by equitable principles.

3.3           Investment Representations. In connection with the sale and issuance of the Securities, the Purchaser makes the following representations:

(a)           Investment for Own Account. The Purchaser is acquiring the Securities for its own account, not as nominee or agent, and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or specific term and reserves the right to dispose of the securities at any time in accordance with or pursuant to a registration statement or an exemption from the registration requirements of the Securities Act.

(b)           Transfer Restrictions; Legends. The Purchaser understands that (i) the Securities have not been registered under the Securities Act; (ii) the Securities are being offered and sold pursuant to an exemption from registration, based in part upon the Company’s reliance upon the statements and representations made by the Purchaser in this Agreement, and that the Securities must be held by the Purchaser indefinitely, and that the Purchaser must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (iii) each Certificate representing Securities will be endorsed or notated with substantially the following legend until the date the Shares are eligible for sale without restriction or limitation under Rule 144 under the Securities Act or any successor rule (“Rule 144”):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO EITHER AN EFFECTIVE REGISTRATION STATEMENT OR RULE 144 UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

(iv) the Company will instruct any transfer agent not to register the transfer of the Securities (or any portion thereof) until the applicable date set forth in clause (iii) above unless (A) the conditions specified in the foregoing legends are satisfied, (B) if the opinion of counsel referred to above is to the further effect that such legend is not required in order to establish compliance with any provisions of the Securities Act or this Agreement, (C) if the Purchaser provides the Company with reasonable assurance, such as through a representation letter, that the Securities may be sold pursuant to Rule 144 under the Securities Act, or (D) other reasonably satisfactory assurances of such nature are given to the Company. If so required by the Company’s transfer agent, the Company shall cause its counsel to issue and deliver a legal opinion to the transfer agent to effect the removal of the restrictive legend contemplated by this Agreement.

The Company acknowledges and agrees that the Purchaser may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer shall not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Purchaser transferee of the pledge. No notice shall be required of such pledge. At the appropriate Purchaser’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Shareholders thereunder.

Certificates evidencing the Shares shall not contain any restrictive legend (including the legend set forth in this Section): (i) following a resale of the Shares under an effective registration statement (including the Registration Statement) covering the Shares, or (ii) following a sale of such Shares pursuant to Rule 144, or (iii) while such Shares are eligible for sale under Rule 144 and, with respect to the Shares, the Purchaser is not and has not been for three months an affiliate of the Company (as such term is defined in Rule 144(a)(1)) and such Shares have been held for one year or more pursuant to the requirements of Rule 144 and any other requirements under Rule 144 have been satisfied at such time, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on Certificates representing Shares, the Company will, no later than three business days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a Certificate representing Shares containing a restrictive legend and such other documentation and representations as the Company, its legal counsel or Transfer Agent may reasonably request to confirm compliance with the preceding sentence as applicable (provided, however, that neither the Company nor its legal counsel will require a legal opinion in connection with any sale pursuant to Rule 144), deliver or cause to be delivered to the Purchaser a Certificate representing such Shares that is free from all restrictive legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section. Certificates for Shares subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system unless the Purchaser provides alternate written instructions. The Company will pay all fees and expenses of its transfer agent and the Depository Trust Company in connection with the removal of legends pursuant to this Section 3.3(b).

The Purchaser agrees that the removal of the restrictive legend from Certificates representing Shares as set forth in this Section 3.3(b) is predicated upon the Company’s reliance that the Purchaser will sell any Shares pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

(c)           Financial Sophistication; Due Diligence. The Purchaser has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in connection with the transactions contemplated in this Agreement. The Purchaser has, in connection with its decision to purchase the Securities, relied only upon the representations and warranties contained herein and the information contained in the Company SEC Documents. Further, the Purchaser has had such opportunity to obtain additional information and to ask questions of, and receive answers from, the Company, concerning the terms and conditions of the investment and the business and affairs of the Company, as the Purchaser considers necessary in order to form an investment decision.

(d)           Accredited Investor Status. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of the rules and regulations promulgated under the Securities Act.

(e)           Residency. The Purchaser is organized under the laws of the jurisdiction set forth beneath the Purchaser’s name on the signature page attached hereto, and its principal place of operations is in the state set forth beneath the Purchaser’s name on the signature page attached hereto.

(f)           General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over the television or radio or presented at any seminar or any other general solicitation or general advertisement.

3.4           No Investment, Tax or Legal Advice. The Purchaser understands that nothing in the Company SEC Documents, this Agreement, or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.

3.5           Additional Acknowledgement. The Purchaser acknowledges that it has independently evaluated the merits of the transactions contemplated by this Agreement, that it has independently determined to enter into the transactions contemplated hereby, that it is not relying on any advice from or evaluation by any other person. The Purchaser acknowledges that it has not taken any actions that would deem the Purchaser to be a members of a “group” for purposes of Section 13(d) of the Exchange Act.

3.6           Limited Ownership. The purchase of the Securities by the Purchaser at the Closing will not result in the Purchaser (individually or together with any other person or entity with whom the Purchaser has identified, or will have identified, itself as part of a “group” in a public filing made with the SEC involving the Company’s securities) acquiring, or obtaining the right to acquire, in excess of 19.999% of the outstanding shares of Common Stock or voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred. The Purchaser does not presently intend to, along or together with others, make a public filing with the SEC to disclose that it has (or that it together with such other persons or entities have) acquired, or obtained the right to acquire, as a result of the Closing (when added to any other securities of the Company that it or they then own or have the right to acquire), in excess of 19.999% of the outstanding shares of Common Stock or the voting power of the Company on a post-transaction basis that assumes that the Closing shall have occurred.

3.7           No Short Position. Other than consummating the transactions contemplated hereunder, the Purchaser has not directly or indirectly, nor has any person or entity acting on behalf of or pursuant to any understanding with the Purchaser, executed any purchases or sales, including short sales as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing from the time that the Purchaser first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder until the date hereof (“Discussion Time”). Notwithstanding the foregoing, in the event that the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the securities covered by this Agreement. The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction, the Acquisition Agreement, the First Lien Credit Facility, the Second Lien Credit Facility and the Company’s sale of Series D preferred stock in connection with the Merger,). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect short sales or similar transactions in the future.

4.
Conditions to Closing.

4.1           Conditions to Obligations of Purchaser at Closing. The Purchaser’s obligation to purchase the Securities at the Closing is subject to the fulfillment, on or prior to the Closing, of all of the following conditions, any of which may be waived by the Purchaser:

(a)           Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 2 shall be true and correct in all material respects (or, where the representation and warranty itself is qualified by materiality, it shall be true and correct in all respects) on the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date), and the Company shall have performed and complied with all obligations and conditions herein required to be performed or complied with by it on or prior to the Closing, including, but not limited to, those obligations and conditions set forth in Sections 4.1(c), 4.1(f), 4.1(g), 4.1(h), and 4.1(i), and if the Closing date is subsequent to the date hereof, a certificate duly executed by an officer of the Company, to the effect of the foregoing, shall be delivered to the Purchaser. The delivery of such certificate shall evidence the satisfaction of the conditions set forth in this Section 4.1.

(b)           Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to counsel to the Purchaser, and counsel to the Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request. The Company shall have delivered (or caused to have been delivered) to the Purchaser, the Certificate(s) required by this Agreement.

(c)           Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Company is subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Execution of Agreement. The Company shall have executed this Agreement and have delivered this Agreement to the Purchaser.

(e)           Secretary’s Certificate. The Company shall have delivered to the Purchaser a certificate of the Secretary of the Company certifying as to (i) the truth and accuracy of the resolutions of the board of directors relating to the transaction contemplated hereby (a copy of which shall be included with such certificate) and (ii) the current versions of the Company’s Certificate of Incorporation and bylaws.

(f)           Payment of Structuring Fee. The $________ structuring fee contemplated by Section 7.6 shall have been paid.

(g)           Trading and Listing. Trading and listing of the Company’s common stock on the Principal Market shall not have been suspended by the SEC or the Principal Market.

(h)           Market Listing. The Company will comply with all of the requirements of the Financial Industry Regulatory Authority, Inc. and the Principal Market with respect to the issuance of the Securities and will list the Shares on the Principal Market no later than the earlier of (a) the effective date of the Registration Statement (as hereinafter defined) or (b) the Required Effective Date (as hereinafter defined).

(i)           Blue Sky. The Company shall have obtained all necessary “blue sky” law permits and qualifications, or have the availability of exemptions therefrom, required by any state for the offer and sale of the Securities.

(j)           Material Adverse Change. Since the date of this Agreement, there shall not have occurred any event which results in a Material Adverse Effect.

(k)           Merger. The Merger and the transactions related thereto shall be consummated in accordance with the Merger Agreement, including the financings contemplated by the First Lien Credit Facility and the Second Lien Credit Facility, contemporaneously with the Offering.

4.2           Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Securities at the Closing is subject to the fulfillment, on or prior to the Closing, of the following conditions, any of which may be waived by the Company:

(a)           Representations and Warranties True. The representations and warranties made by the Purchaser in Section 3 shall be true and correct in all material respects (or, where the representation and warranty itself is qualified by materiality, it shall be true and correct in all respects) on the Closing Date with the same force and effect as if they had been made on and as of said date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be so true and correct as of such earlier date).

(b)           Performance of Obligations. The Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by them on or before the Closing. The Purchaser shall have delivered the Purchase Price, by wire transfer, to the account designated by the Company for such purpose.

(c)           Qualifications, Legal Investment. All authorizations, approvals, or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful sale and issuance of the Securities shall have been duly obtained and shall be effective on and as of the Closing. No stop order or other order enjoining the sale of the Securities shall have been issued and no proceedings for such purpose shall be pending or, to the knowledge of the Company, threatened by the SEC, or any commissioner of corporations or similar officer of any state having jurisdiction over this transaction. At the time of the Closing, the sale and issuance of the Securities shall be legally permitted by all laws and regulations to which the Company is subject. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction will have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(d)           Execution of Agreement. The Purchaser shall have executed this Agreement and delivered this Agreement to the Company.

(e)           Merger. The Merger and the transactions related thereto shall be consummated in accordance with the Merger Agreement, including the financings contemplated by the First Lien Credit Facility and the Second Lien Credit Facility, contemporaneously with the Offering.

4.3           Termination of Obligations to Effect Closing; Effect.

(a)           Termination. The obligations of the Company, on the one hand, and the Purchaser, on the other hand, to effect the Closing shall terminate as follows:

(i)           Upon the mutual written consent of the Company and the Purchaser;

(ii)           By the Company if any of the conditions set forth in Section 4.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii)           By the Purchaser if any of the conditions set forth in Section 4.1 shall have become incapable of fulfillment, and shall not have been waived by the Purchaser; or

(iv)           By either the Company or the Purchaser if the Closing has not occurred on or prior to May 15, 2018, 2018; provided, however, that, in the case of clause (iii) above and clause (iv) with respect to the Company, the party seeking to terminate its obligation to effect the Closing shall not then be in breach of any of its representations, warranties, covenants, or agreements contained in this Agreement if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the Closing.

(b)           Effect of Termination. Nothing in this Section 4.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

5.
Additional Covenants.

5.1           Reporting Status. With a view to making available to the Purchaser the benefits of certain rules and regulations of the SEC which may permit the sale of the Shares to the public without registration, the Company agrees to use its reasonable best efforts to file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act. The Company will otherwise take such further action as the Purchaser may reasonably request, all to the extent required from time to time, to enable the Purchaser to sell the Shares without registration under the Securities Act or any successor rule or regulation adopted by the SEC.

5.2           Listing. So long as the Purchaser owns any of the Securities, the Company will use its reasonable best efforts to maintain the qualification or listing of its Common Stock, including the Shares, on the Principal Market or an alternative listing on The Nasdaq Stock Market, New York Stock Exchange or NYSE MKT and will comply in all material respects with the Company’s reporting, filing and other obligations under the rules of such exchanges, as applicable.

5.3           Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or price per share shall be amended appropriately to account for such event.

5.4           Non-Public Information. The Company covenants and agrees that neither it nor any other person acting on its behalf will provide the Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Purchaser shall be relying on the foregoing representations in effecting transactions in securities of the Company. Furthermore, if the Company has disclosed any material non-public information to the Purchaser, the Purchaser has no duty to keep such information confidential following the public announcement of the Offering.

5.5           Lock-Up. The Purchaser will not, without the prior written consent of the Company, from the date of execution of this Agreement and continuing to and including the date 180 days after the Closing Date (the “Lock-Up Period”): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive Common Stock (including without limitation, Common Stock which may be deemed to be beneficially owned by the Purchaser in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant) (the “Purchaser’s Securities”); (2) enter into any swap, hedge or other transaction or transfer which could reasonably be expected to lead to or result in a transfer, sale or disposition of the Purchaser’s Securities, or any of the economic consequences of ownership thereof, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, provided, that nothing in this Section 5.5 is intended to limit any claim regarding the breach or enforcement of the provisions of Section 6; or (4) publicly disclose the intention to do any of the foregoing.

Notwithstanding the foregoing, the Purchaser may transfer the Purchaser’s Securities (i) as a bona fide gift or gifts, or (ii) if the Purchaser is a corporation, partnership, limited liability company, trust or other business entity (1) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act) of the Purchaser or (2) as distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to limited partners, limited liability company members or stockholders of the Purchaser; provided, that (x) such transfer shall not involve a disposition for value, (y) the transferee agrees in writing with the Representative to be bound by the terms of this Section 5.5 and (z) no filing by any party under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Section 5.5.

6.
Registration Rights.

6.1           Registration Procedures and Expenses; Liquidated Damages for Certain Events.

(a)           The Company shall prepare and file with the SEC, as promptly as reasonably practicable following Closing, a registration statement on Form S-3 (or any successor to Form S-3), covering the resale of the Registrable Securities (the “S-3 Registration Statement”) and use all commercially reasonable efforts to, as soon as reasonably practicable thereafter but in no event later than 120 days following the date hereof (or 150 days in the event of a full review of the S-3 Registration Statement by the SEC), effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Purchaser. For purposes of this Agreement, the term “Registrable Securities” shall mean (i) the Shares and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares. In the event that Form S-3 (or any successor form) is or becomes unavailable to register the resale of the Registrable Securities at any time prior to the date of the initial filing of the S-3 Registration Statement (the “Initial Filing Date”), the Company shall prepare and file with the SEC, as promptly as reasonably practicable a registration statement on Form S-1 (or any successor to Form S-1), covering the resale of the Registrable Securities (the “S-1 Registration Statement” and collectively the S-3 Registration Statement, the “Registration Statement”) and use all commercially reasonable efforts to, as soon as reasonably practicable thereafter but in no event later than 120 days following the date hereof (150 days in the event of a full review of the S-1 Registration Statement by the SEC), to effect such registration and any related qualification or compliance with respect to all Registrable Securities held by the Purchaser. If the Company is not eligible to use Form S-3 at the Initial Filing Date, and the Company subsequently becomes eligible to use Form S-3 during the Effectiveness Period (as defined below), the Company shall file, as promptly as reasonably practicable, a new S-3 Registration Statement, or if available, an amendment to the Form S-1, covering the resale of the Registrable Securities and replace the S-1 Registration Statement with the new S-3 Registration Statement or amended Form S-1, as the case may be, upon the effectiveness of the new S-3 Registration Statement.

(b)           The Company shall, during the Effectiveness Period (as hereinafter defined), use its commercially reasonable efforts to:

(i)           prepare and file with the SEC such amendments and supplements to the Registration Statement and the Prospectus used in connection therewith as may be necessary or advisable to keep the Registration Statement current and effective for the Registrable Securities held by the Purchaser for a period ending on the earlier of (i) the second anniversary of the Closing Date, (ii) the date on which all Registrable Securities may be sold without reporting obligations or volume limitation or other restrictions on transfer or any other restriction under Rule 144 or (iii) such time as all Registrable Securities have been sold pursuant to a registration statement or Rule 144 (collectively, the “Effectiveness Period”). The Company shall notify the Purchaser promptly upon the Registration Statement and each post-effective amendment thereto, being declared effective by the SEC and advise the Purchaser that the form of Prospectus contained in the Registration Statement or post-effective amendment thereto, as the case may be, at the time of effectiveness meets the requirements of Section 10(a) of the Securities Act or that it intends to file a Prospectus pursuant to Rule 424(b) under the Securities Act that meets the requirements of Section 10(a) of the Securities Act;

(ii)           furnish to the Purchaser promptly with respect to the Registrable Securities registered under the Registration Statement such number of copies of the Registration Statement and the Prospectus (including supplemental prospectuses and amendments) filed with the SEC in conformance with the requirements of the Securities Act and such other documents as the Purchaser may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Registrable Securities by the Purchaser;

(iii)           make any necessary blue sky filings; and

(iv)           advise the Purchaser, promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation of any proceeding for that purpose; and it will promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued.

(c)           With a view to making available to the Purchaser the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchaser to sell Registrable Securities to the public without registration, the Company covenants and agrees, for as long as Purchaser owns any Shares (or any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, any Shares), to: (i) make and keep public information available, as such term is understood and defined in Rule 144, until the earlier of (A) such date as all of the Registrable Securities qualify to be resold immediately pursuant to Rule 144 or any other rule of similar effect without any restriction under Rule 144 or such other rule or (B) such date as all of the Registrable Securities shall have been resold pursuant to a registration statement or Rule 144 (and may be further resold without restriction); (ii) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and under the Exchange Act; and (iii) furnish to the Purchaser upon request, as long as the Purchaser owns any Registrable Securities, (A) a written statement by the Company as to whether it has complied with the reporting requirements of the Securities Act and the Exchange Act, (B) if not available on the SEC EDGAR system, a copy of the Company’s most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, and (C) such other information as may be reasonably requested in order to avail the Purchaser of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration. The Company understands that the Purchaser disclaims being an underwriter, but acknowledges that a determination by the SEC that the Purchaser is deemed an underwriter shall not relieve the Company of any obligations it has hereunder.

(d)           The Company shall pay the expenses incurred by the Company and the Purchaser in complying with this Section 6, including, all registration and filing fees, FINRA fees, exchange listing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding attorneys’ fees of the Purchaser and any and all underwriting discounts and selling commissions applicable to the sale of Registrable Securities by the Purchaser).

6.2           Transfer of Shares After Registration; Suspension.

(a)           Except in the event that Section 6.2(b) applies, the Company shall during the Effectiveness Period: (i) if deemed necessary or advisable by the Company, prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide the Purchaser copies, or access to copies, of any documents filed pursuant to Section 6.2(a)(i); and (iii) upon request, inform the Purchaser that the Company has complied with its obligations in Section 6.2(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify the Purchaser to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify the Purchaser pursuant to Section 6.2(b)(i) when the amendment has become effective).

(b)           Subject to Section 6.1(c), in the event: (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose; or (iv) of any event or circumstance which necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; then the Company shall promptly deliver a certificate in writing to the Purchaser (the “Suspension Notice”) to the effect of the foregoing and, upon receipt of such Suspension Notice, the Purchaser will refrain from selling any Registrable Securities pursuant to the Registration Statement (a “Suspension”) until the Purchaser is advised in writing by the Company that the current Prospectus may be used, and have received copies, or access to copies, from the Company of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after delivery of a Suspension Notice to the Purchaser. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to the Company and the Purchaser, the Company and the Purchaser shall be entitled to specific performance in the event that the other party fails to comply with the provisions of this Section 6.2(b).

(c)           Notwithstanding the foregoing paragraphs of this Section 6.2, the Company shall use its reasonable best efforts to ensure that (i) a Suspension shall not exceed 30 days individually, (ii) Suspensions covering no more than 45 days, in the aggregate, shall occur during any twelve month period and (iii) each Suspension shall be separated by a period of at least 30 days from a prior Suspension (each Suspension that satisfies the foregoing criteria being referred to herein as a “Qualifying Suspension”).

(d)           During the Effectiveness Period, the Company shall cause Certificates evidencing the Registrable Securities not to contain any restrictive legend (including the legend set forth in Section 3.3(b)): (i) following a resale of the Shares under an effective registration statement (including the Registration Statement) covering such Registrable Securities, or (ii) following a sale of such Registrable Securities pursuant to Rule 144, or (iii) while such Registrable Securities are eligible for sale under Rule 144 and, with respect to the Purchaser’s Shares, the Purchaser is not and has not been for three months an affiliate of the Company (as such term is defined in Rule 144(a)(1)) and such Shares have been held for one year or more pursuant to the requirements of Rule 144 and any other requirements under Rule 144 have been satisfied at such time, or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the SEC). Following such time as restrictive legends are not required to be placed on Certificates representing Shares, the Company will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Company’s transfer agent of a Certificate representing Registrable Securities containing a restrictive legend, deliver or cause to be delivered to the Purchaser a Certificate representing such Registrable Securities that is free from all restrictive legends. Promptly after the Registration Statement is declared effective by the SEC, the Company will cause its counsel to issue a legal opinion to the Company’s transfer agent to effect the removal of the restrictive legend contemplated by this Agreement upon request by the Purchaser in connection with a sale of the Purchaser’s Registrable Securities by the Purchaser pursuant to the Registration Statement. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Agreement. Certificates for Registrable Securities subject to legend removal hereunder shall be transmitted by the transfer agent of the Company to the Purchaser by crediting the account of the Purchaser’s prime broker with the Depository Trust Company system unless the Purchaser provides alternate written instructions.

6.3           Indemnification. For the purpose of this Section 6.3:

(a)           the term “Selling Shareholder” shall mean the Purchaser, its general partners, managing members, managers, executive officers and directors and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act;

(b)           the term “Registration Statement” shall include any final Prospectus, exhibit, supplement or amendment included in or relating to, and any document incorporated by reference in, the Registration Statement (or deemed to be a part thereof) referred to in Section 6.1; and

(c)           the term “untrue statement” shall mean any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission to state in the Registration Statement a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           The Company agrees to indemnify and hold harmless each Selling Shareholder from and against any losses, claims, damages or liabilities to which such Selling Shareholder may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement, (ii) any inaccuracy in the representations and warranties of the Company contained in this Agreement or the failure of the Company to perform its obligations hereunder or (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement, and the Company will reimburse such Selling Shareholder for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Shareholder specifically for use in preparation of the Registration Statement or the failure of such Selling Shareholder to comply with its covenants and agreements contained herein or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Shareholder prior to the pertinent sale or sales by the Selling Shareholder.

(e)           The Purchaser agrees to indemnify and hold harmless the Company (and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who signs the Registration Statement and each director of the Company) from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director or controlling person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement of a material fact contained in the Registration Statement if, and only if, such untrue statement was made in reliance upon and in conformity with written information furnished by or on behalf of the Purchaser specifically for use in preparation of the Registration Statement, and the Purchaser will reimburse the Company (or such officer, director or controlling person, as the case may be), for any reasonable legal expense or other actual accountable out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim. The obligation to indemnify shall be limited to the net amount of the proceeds received by the Purchaser from the sale of the Registrable Securities pursuant to the Registration Statement.

(f)           Promptly after receipt by any indemnified person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying person pursuant to this Section 6.3, such indemnified person shall notify the indemnifying person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 6.3 (except to the extent that such omission materially and adversely affects the indemnifying party’s ability to defend such action) or from any liability otherwise than under this Section 6.3. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified person, the indemnifying person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified person. After notice from the indemnifying person to such indemnified person of its election to assume the defense thereof (unless it has failed to assume the defense thereof and appoint counsel reasonably satisfactory to the indemnified party), such indemnifying person shall not be liable to such indemnified person for any legal expenses subsequently incurred by such indemnified person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the reasonable opinion of counsel to the indemnified person, for the same counsel to represent both the indemnified person and such indemnifying person or any affiliate or associate thereof, the indemnified person shall be entitled to retain its own counsel (who shall not be the same as the opining counsel) at the expense of such indemnifying person; provided, however, that no indemnifying person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying person be liable in respect of any amounts paid in settlement of any action unless the indemnifying person shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. No indemnifying person shall, without the prior written consent of the indemnified person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified person is or could reasonably have been a party and indemnification could have been sought hereunder by such indemnified person, unless such settlement includes an unconditional release of such indemnified person from all liability on claims that are the subject matter of such proceeding.

(g)           If the indemnification provided for in this Section 6.3 is unavailable to or insufficient to hold harmless an indemnified party under subsection (d) or (e) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Purchaser on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (g) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (g). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (g) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (g), the Purchaser shall be required to contribute any amount in excess of the amount by which the net amount received by the Purchaser from the sale of the Registrable Securities to which such loss relates exceeds the amount of any damages which the Purchaser has otherwise been required to pay to the Company by reason of such untrue statement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(h)           The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 6.3, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6.3 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act.

(i)           The obligations of the Company and of the Purchaser under this Section 6.3 shall survive completion of any offering of Registrable Securities in such Registration Statement for a period of two years from the effective date of the Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

6.4           Termination of Conditions and Obligations. The conditions precedent imposed by Section 3 or this Section 6 upon the transferability of the Registrable Securities shall cease and terminate as to any particular number of the Registrable Securities when such Registrable Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Registrable Securities or at such time as an opinion of counsel satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act. The Company shall request an opinion of counsel promptly upon receipt of a request therefor from the Purchaser.

6.5           Information Available. So long as the Registration Statement is effective covering the resale of Registrable Securities owned by the Purchaser, the Company will furnish (or, to the extent such information is available electronically through the Company’s filings with the SEC, the Company will make available via the SEC’s EDGAR system or any successor thereto) to the Purchaser:

(a)           as soon as practicable after it is available, one copy of its Annual Report on Form 10-K (the foregoing, in each case, excluding exhibits);

(b)           upon the request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (a) of this Section 6.5 as filed with the SEC and all other information that is made available to shareholders; and

(c)           upon the reasonable request of the Purchaser, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and the Company, upon the reasonable request of Purchaser, will meet with the Purchaser or a representative thereof at the Company’s headquarters during the Company’s normal business hours to discuss all information relevant for disclosure in the Registration Statement covering the Registrable Securities and will otherwise reasonably cooperate with the Purchaser conducting an investigation for the purpose of reducing or eliminating the Purchaser’s exposure to liability under the Securities Act, including the reasonable production of information at the Company’s headquarters; provided, that the Company shall not be required to disclose any confidential information to or meet at its headquarters with the Purchaser until and unless the Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

6.6           Protection of Exemptions. The Company will not, for a period of six months following the Closing Date offer for sale or sell any securities unless, in the opinion of the Company’s counsel, such offer or sale does not jeopardize the availability of exemptions from the registration and qualification requirements under applicable securities laws with respect to the Offering. Except for the issuance of stock options under the Company’s stock option plans, the issuance of common stock upon exercise of outstanding options and warrants, the issuance of common stock purchase warrants, the issuance of Common Stock pursuant to the Merger Agreement or the Acquisition Agreement, the Company’s sale of Series D preferred stock in connection with the Merger, the Company’s public offering of Common Stock consummated on February 5, 2018 and the offering contemplated hereby, the Company has not engaged in any offering of equity securities during the six (6) months prior to the date of this Agreement. The foregoing provisions of this Section 6.6 shall not prevent the Company from filing a “shelf” registration statement pursuant to Rule 415 under the Securities Act, but the foregoing provisions shall apply to any sale of securities thereunder.

6.7           Form D and State Securities Filings. The Company will file with the SEC a Notice of Sale of Securities on Form D with respect to the Securities, as required under Regulation D under the Securities Act, no later than 15 days after the Closing Date. The Company will promptly and timely file all documents and pay all filing fees required by any states’ securities laws in connection with the sale of Securities.

6.8           Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 6 may be assigned by the Purchaser to a party that acquires, other than pursuant to the Registration Statement or Rule 144, any of the Registrable Securities originally issued or issuable to the Purchaser as contemplated by this Agreement, or to any affiliate of the Purchaser that acquires any Registrable Securities. Any such permitted assignee shall have all the rights of the Purchaser under this Section 6 with respect to the Registrable Securities transferred during the Effectiveness Period.

6.9           Selling Shareholder Questionnaire. The Purchaser agrees to furnish to the Company a completed questionnaire in the form attached to this Agreement as Exhibit A (a “Selling Holder Questionnaire”). The Company shall not be required to include the Registrable Securities of the Purchaser in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to the Purchaser if the Purchaser fails to furnish to the Company a fully completed Selling Holder Questionnaire at least three business days prior to the filing of the Registration Statement.

7.
Miscellaneous.

7.1           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the choice of law provisions thereof, and the federal laws of the United States.

7.2           Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. Notwithstanding the foregoing, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Purchaser.

7.3           Entire Agreement. This Agreement and the exhibits hereto, and the other documents delivered pursuant hereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

7.4           Severability. In the event any provision of this Agreement shall be invalid, illegal, or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.5           Amendment and Waiver. Except as otherwise provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.5 shall be binding upon each future holder of any of the Securities purchased under this Agreement and the Company.

7.6           Fees and Expenses. Except as otherwise set forth herein, the Company and the Purchaser shall bear their own expenses and legal fees incurred on their behalf with respect to this Agreement and the transactions contemplated hereby. Each party hereby agrees to indemnify and to hold harmless of and from any liability the other party for any commission or compensation in the nature of a finder’s fee to any broker or other person or firm (and the costs and expenses of defending against such liability or asserted liability) for which such indemnifying party or any of its employees or representatives are responsible. The Company shall pay to the Purchaser a structuring fee of $__________ at Closing, payable in cash to Purchaser or its designee or, at Purchaser’s option, payable by offsetting such amount from the Purchase Price. The parties acknowledge that no fees or expenses, other than the structuring fee, shall be payable by the Company to the Purchaser.

7.7           Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be delivered (A) if within the United States, by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid or by electronic mail, or (B) if from outside the United States, by International Federal Express (or comparable service) or by electronic mail, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, upon the business day received, (ii) if delivered by nationally recognized overnight carrier, one business day after timely delivery to such carrier, (iii) if delivered by International Federal Express (or comparable service), two business days after so mailed, or (iv) if delivered by electronic mail at or prior to 5:30 p.m. (New York City time) on a Trading Day, on the Trading Day so delivered or, if delivered by electronic mail after 5:30 p.m. (New York City time) on a Trading Day or on a day that is not a Trading Day, the next Trading Day after the date of delivery, and shall be addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

●
if to the Company, to the address of the Company’s principal office set forth on the first page of this Agreement, Attention: James P. Prenetta, Jr., EVP and General Counsel, e-mail: jprenetta@fusionconnect.com with a copy to (which shall not constitute notice to the Company) Kelley Drye & Warren LLP, 101 Park Avenue, New York, New York 10178, Attention: Carol Weiss Sherman, e-mail: csherman@kelleydrye.com and

●
if to the Purchaser, at its address on the signature page to this Agreement.

7.8           Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities being purchased and the payment therefor, and a party’s reliance on such representations and warranties shall not be affected by any investigation made by such party or any information developed thereby.

7.9           Counterparts. This Agreement may be executed by pdf signature and in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.10           Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[The Remainder of this Page is Blank; Signature Pages Follow]

In witness whereof, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

FUSION CONNECT, INC.

By:
Name:	James P. Prenetta, Jr.
Title:	Executive Vice President and General Counsel

In witness whereof, the foregoing Common Stock Purchase Agreement is hereby executed as of the date first above written.

Name of Investor

By:
Name:
Title:

Tax Identification No.:

Jurisdiction of Organization:

Jurisdiction of Principal Place of Operations:

Address for Notice:

Attention:
Telephone:

E-mail:

Delivery Instructions (if different from above):

Attention:
Telephone:

EXHIBIT A

SELLING SHAREHOLDER QUESTIONNAIRE

FUSION CONNECT, INC.

Questionnaire for Selling Shareholder

This questionnaire is necessary to obtain information to be used by Fusion Connect, Inc. (the “Company”) to complete a Registration Statement (the “Registration Statement”) covering the resale of certain shares of Company Common Stock currently outstanding. Please complete and return this questionnaire to Kelley Drye & Warren LLP, the Company’s legal counsel, to the attention of Carol Weiss Sherman either by mail to 101 Park Avenue, New York, New York 10178 or by fax to (212) 808-7897 or by email to csherman@kelleydrye.com. Please return the questionnaire by [●], or sooner, if possible. Call Carol Weiss Sherman at 212-808-5038 with questions.

FAILURE TO RETURN THE QUESTIONNAIRE MAY RESULT IN THE EXCLUSION OF YOUR NAME AND SHARES FROM THE REGISTRATION STATEMENT.

Please answer all questions. If the answer to any question is “None” or “Not Applicable,” please so state.

If there is any question about which you have any doubt, please set forth the relevant facts in your answer.

1.
Please correct your name and/or address if not correct below

Name:

Address:

2.
Please state the total number of currently outstanding shares of Company Common Stock that you beneficially own1 and the form of ownership and the date that you acquired such stock. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository or in “street name” for your account. (DO NOT list options, warrants or other derivative securities. See Question #3).

3.
Please list any outstanding options and warrants to purchase Company Common Stock or other derivative securities to acquire Company Common Stock that you beneficially own*, including (i) the number of shares of Company Common Stock to be issued upon the exercise of such option or warrant, (ii) the date such option or warrant is exercisable, (iii) the expiration date and (iv) the exercise price per share of EACH such option and warrant.

1 See Appendix A for definitions

Number of SharesCovered by Option orWarrant	Date Exercisable	Exercise Price	Expiration Date

4.
Please list the number of shares of Common Stock listed under Question #2 above that you wish to include in the Registration Statement.

5.
If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.

6.
If you are an entity, please identify the natural person(s) who exercises sole or shared voting power* and/or sole or shared investment power* with regard to the shares listed under Question #2 and Question #3.

7.
Please advise whether you are a registered broker-dealer or an affiliate* thereof. If you are an affiliate of a registered broker-dealer, please explain the nature of the affiliation and disclose whether you acquired the shares in the ordinary course of business and whether at the time of the acquisition you had any plans or proposals, directly or with any other person, to distribute the shares listed under Question #2 and Question #3.

8.
List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.

9.
If you expressly wish to disclaim any beneficial ownership* of any shares listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.

10.
With respect to the shares that you wish to include in the Registration Statement, please list any party that has or may have secured a lien, security interest or any other claim relating to such shares, and please give a full description of such claims.

By:
Name:
Its:

APPENDIX A

To Exhibit A

CERTAIN TERMS USED IN QUESTIONNAIRE

AFFILIATE

An “affiliate” of a company is a person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company.

BENEFICIAL OWNERSHIP

A person “beneficially owns” a security if such person, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise. A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days through the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement.

INVESTMENT POWER

“Investment power” includes the power to dispose, or to direct the disposition of, a security.

VOTING POWER

“Voting power” includes the power to vote, or to direct the voting of, a security.

Purchasers pursuant to Common Stock Purchase Agreement, dated May 4, 2018:

Purchaser	Number of Shares	Purchase Price

North Haven Credit Partners II L.P.	952,382	$5,000,005.50
Aetna Life Insurance Company	380,953	$2,000,003.25
Backcast Credit Opportunities Fund I, L.P.	190,477	$1,000,004.25